FOR IMMEDIATE RELEASE
October 18, 2002

Tellabs reports third-quarter sales of $288 million

Naperville, Ill. — Tellabs today reported third-quarter 2002 sales of $288 million and boosted its cash and marketable securities to more than $1 billion. In the quarter, the company shipped its new Tellabs® 6400 transport switch to seven new customers. Tellabs also bolstered its bandwidth management market share, according to a report issued last month by industry analyst research firm RHK.

Including previously announced restructuring and other charges, Tellabs recorded a net loss of $91 million or 22 cents per share for the quarter. During the quarter, Tellabs recorded restructuring and other one-time charges of $68 million and an impairment charge of $30 million for investments. Excluding these charges, Tellabs recorded a pro forma net loss of $17 million or 4 cents per share for the quarter.

Third-quarter operating expenses, excluding restructuring charges, were $153 million, down 9% from the second quarter. Through previously announced restructuring actions, and continued cost-control efforts, Tellabs plans to reduce quarterly operating expenses to $145 million by the first quarter of 2003.

“We are gaining share in the bandwidth management market, investing in existing and new products, strengthening our customer relationships and bolstering our balance sheet as we steer Tellabs back toward profitability in a difficult market,” said Michael J. Birck, Tellabs chairman and chief executive officer. “We intend to be first out of the gate when the market turns.”

Optical Networking – Sales of optical networking systems were $115 million. Tellabs is increasing its North American bandwidth management market share, according to RHK, which reported Tellabs had 55% market share in the second quarter – up from 40% in the first quarter of 2002 – reflecting Tellabs’ continuing leadership in solutions that help service providers efficiently move traffic through their networks. In addition to shipping its Tellabs 6400 transport switch to seven new customers, Tellabs completed the Telcordia™ OSMINE Services process for the Tellabs 6400 switch. The certification is key to wide-scale deployment of the Tellabs 6400 switch with incumbent local exchange carriers.

Tellabs also announced several software upgrades for the Tellabs 6500 transport switch that simplify service provider networks and extend distributed bandwidth management capabilities, which will help service providers improve operational efficiencies while lowering capital and operating costs by up to 50 percent.

Broadband Access – Sales of broadband access solutions totaled $112 million. During the quarter, Tellabs introduced a suite of next-generation SDH (synchronous digital hierarchy) transport solutions with high-speed data interfaces for its Tellabs 6300 managed transport systems. These systems enable service providers to maximize network capacity and generate new revenues by delivering data over SDH. The company also announced that Fastlink, Jordan’s first GSM (global system for mobile communications provider) network, is using the Tellabs 6340 switch node and the Tellabs 8100 managed access system to efficiently and reliably manage bandwidth.

Tellabs also unveiled a new Ethernet switching unit (ESU) that enables customers of the Tellabs 8100 managed access system to potentially increase new services revenue by up to 50 percent.

Voice-Quality Enhancement – Sales of voice-quality enhancement solutions amounted to $13 million. During the quarter, the company announced that Telstra Corporation, Australia’s largest mobile phone carrier, deployed Tellabs voice-quality enhancement (VQE) equipment to reduce background noise from its customers’ phone conversations by up to 65 percent.

Services and Other – Services and other revenues were $49 million in the third quarter of 2002.

Simultaneous Webcast and Teleconference Replay – Tellabs will host a teleconference at 7:30 a.m. Central time on Friday, Oct. 18, to discuss third-quarter 2002 results. Internet users can hear a simultaneous live webcast of the teleconference at tellabs.com. A taped replay of the call will be available until 5 p.m. Central time on Monday, Oct. 21 at 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the Tellabs reservation number: 20943419.

Tellabs provides innovative bandwidth management solutions to help carriers around the world move communications most efficiently and effectively. The world communicates through Tellabs – most telephone calls and Internet sessions in several countries, including the United States, flow through the company’s equipment. Tellabs employee-owners develop and deploy solutions that provide aggregation, grooming and business services in metro/regional networks in more than 100 countries (NASDAQ: TLAB; tellabs.com).

Forward-Looking Statements – This news release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with introducing new products, entering new markets, availability of resources, competitive response, and economic changes impacting the telecommunications industry. The company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. For a more detailed description of the risk factors, please refer to the company’s SEC filings.

Tellabs and the Tellabs logo are registered trademarks of Tellabs or one of its affiliates in the United States and/or other countries.

INVESTOR CONTACT: John Springer
+1.630.798.3603
John.Springer@tellabs.com

MEDIA CONTACT: Jean Medina
+1.630.798.2509
Jean.Medina@tellabs.com

TELLABS, INC. Results of Operations (All amounts in millions, except per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	09/27/02	09/28/01	09/27/02	09/28/01
Net Sales	$288.1	$448.2	$1,004.2	$1,729.7
Cost of Goods Sold	169.1	258.5	660.7	1,087.5
Gross Profit	119.0	189.7	343.5	642.2

Operating Exp.
Sales, Mktg. & G.A.	70.1	92.1	226.2	310.9
Research & Dev.	80.4	95.6	257.3	332.4
In-Process Research & Dev.	---	---	5.4	---
Restructuring and Other Charges	68.0	50.3	175.9	134.1
Intangible Asset Amortization	2.4	0.7	6.4	2.1
Goodwill Amort.	---	6.8	---	17.3
Total Oper. Exp.	220.9	245.5	671.2	796.8

Oper. Loss	(101.9)	(55.8)	(327.7)	(154.6)
Interest/Other-Net	(21.3)	(4.0)	(5.2)	26.9
Loss Before Tax	(123.2)	(59.8)	(332.9)	(127.7)

Income Taxes	(32.1)	(10.3)	(104.3)	(26.0)
Net Loss	$(91.1)	$(49.5)	$(228.6)	$(101.7)

Loss Per Share
Basic	$(0.22)	$(0.12)	$(0.56)	$(0.25)

Average Number of Shares of Common Stock Outstanding
Basic	411.8	409.9	411.2	409.4

TELLABS, INC. Pro Forma Results of Operations (Amounts in millions, except per-share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	09/27/02	09/28/01	09/27/02	09/28/01
Net Sales	$288.1	$448.2	$1,004.2	$1,735.9
Cost of Goods Sold	169.1	258.5	549.4	915.8
Gross Profit	119.0	189.7	454.8	820.1

Operating Exp.
Sales, Mktg. & G.A.	70.1	92.1	226.2	310.9
Research & Dev.	80.4	95.6	257.3	332.4
In-Process Research & Dev.	---	---	---	---
Restructuring and Other Charges	---	---	---	---
Intangible Asset Amortization	2.4	0.7	6.4	2.1
Goodwill Amort.	---	6.8	---	17.3
Total Oper. Exp.	152.9	195.2	489.9	662.7

Operating Profit/(Loss)	(33.9)	(5.5)	(35.1)	157.4
Interest/Other-Net	8.3	9.0	24.4	39.8
Profit/(Loss) Before Tax	(25.6)	3.5	(10.7)	197.2

Income Taxes	(9.0)	1.1	(3.7)	62.1
Net Profit/(Loss)	$(16.6)	$2.4	$(7.0)	$135.1

Earnings/(Loss) Per Share
Basic	$(0.04)	$0.01	$(0.02)	$0.33
Diluted	$(0.04)	$0.01	$(0.02)	$0.33
Average Number of Shares of Common Stock Outstanding
Basic	411.8	409.9	411.2	409.4
Diluted	411.8	412.1	411.2	414.4

Pro-Forma results of operations for 2002 and 2001 exclude the following items:
	Three Months Ended		Nine Months Ended
	09/27/02	09/28/01	09/27/02	09/28/01
Sales	$---	$---	$---	$(6.2)
Cost of Goods Sold	$---	$---	$111.3	$171.7
Operating Expenses
Restructuring and Other Charges	68.0	50.3	181.3	134.1
Interest/Other-Net:
Gains on sales of equity investments		6.4		6.4
Write-down of equity investments	29.6	19.4	29.6	19.4
Profit/(Loss) before tax	(97.6)	(63.3)	(322.2)	(324.9)
Income Taxes	(23.1)	(11.4)	(100.6)	(88.1)
Net Profit/(Loss)	(74.5)	(51.9)	(221.6)	(236.8)
Earnings/(Loss) Per Share	(0.18)	(0.13)	(0.54)	(0.58)

TELLABS, INC. Condensed Consolidated Balance Sheet (Dollars in millions)
	2002 Third Quarter (Unaudited)	2002 Second Quarter (Unaudited)	2001 Year End
Assets
Current Assets
Cash and investments	$1,007.3	$993.3	$1,101.6
Accounts receivable, less allowance	185.4	218.8	330.9

Inventories
Raw Materials	102.8	91.5	145.5
Work in Process	19.6	30.2	33.7
Finished Goods	78.3	86.2	149.9
	200.7	207.9	329.1

Deferred tax assets	102.7	111.7	138.2
Income taxes	66.2	55.2	26.5
Other current assets	23.8	19.5	18.3
Total Current Assets	1,586.1	1,606.4	1,944.6

Property, Plant and Equipment	803.8	829.6	862.7
Accumulated depreciation	(367.7)	(355.6)	(342.2)
	436.1	474.0	520.5

Goodwill, net	459.0	457.5	188.6
Intangible Assets, net	71.7	74.0	14.0
Other Assets	170.3	193.6	198.1
Total Assets	$2,723.2	$2,805.5	$2,865.8

Liabilities
Current Liabilities
Accounts payable	$69.6	$56.5	$63.5
Accrued liabilities	85.3	92.0	100.8
Accrued restructuring and other charges	147.1	148.3	155.2
Total Current Liabilities	302.0	296.8	319.5

Long-Term Debt	0.5	0.5	3.4
Accrued long-term restructuring charges	51.9	50.1	24.9
Other Long-Term Liabilities	33.1	38.9	31.0
Deferred Income Taxes	0.0	0.0	21.4
Total Liabilities	387.5	386.3	400.2

Stockholders’ Equity
Common Stock, $0.01 Par Value	4.2	4.1	4.1
Additional Paid-In Capital	543.0	541.5	496.0
Deferred compensation expense	(22.1)	(24.8)	(1.4)
Treasury Stock	(129.6)	(129.6)	(129.6)
Cumulative Translation Adjustment	(93.4)	(94.4)	(164.4)
Unrealized holding(losses)/ gains on securities	5.4	3.3	4.3
Retained Earnings	2,028.2	2,119.1	2,256.6

Total Stockholders’ Equity	2,335.7	2,419.2	2,465.6
Total Liab. and Stockholders’ Equity	$2,723.2	$2,805.5	$2,865.8